Exhibit 10(rrr)
DATED
4th August 2009
LOAN NOTE INSTRUMENT
between
PURICORE INTERNATIONAL LIMITED
and
LABCAIRE SYSTEMS LIMITED
and
PURICORE PLC

Contents
Clause

1 Interpretation	1
2 Constitution of the Loan Notes	2
3 Redemption of Loan Notes	3
4 Undertaking	4
5 Certificates	4
6 Powers of the Issuer	4
7 This instrument	4
8 Set-off	5
9 Meetings	5
10 Guarantee	5
11 Substitution and replacement	6
12 Third party rights	7
13 Governing law and jurisdiction	8

Schedule

Schedule 1 Certificate	9

Schedule 2 Redemption Notice	10

Schedule 3 Conditions	11
1 Redemption	11
2 Foreign currency election	11
3 Payments	11
4 Miscellaneous	12

Schedule 4 The Register	13
1 Register	13
2 Transfer and transmissions	13
3 Notices	14
4 Replacement of Certificates	15

Schedule 5 Meetings of Noteholders	16

This instrument is dated 4th August 2009
Parties
(1)	Puricore International Limited incorporated and registered in England and Wales with company number 02695450 whose registered office is at 2 Bloomsbury Street, London, WC1B 3ST (Issuer).
(2)	Labcaire Systems Limited incorporated and registered in England and Wales with company number 02683459 whose registered office is 175 Kenn Road, Clevedon, North Somerset, BS21 6LH (First Guarantor).
(3)	Puricore Plc incorporated and registered in England and Wales with company number 05789798 whose registered office is at 58 Davies Street, London, W1K 5JF (Second Guarantor).
Background
(A)
The Issuer has, pursuant to its Memorandum and Articles of Association and by resolution of its Board of Directors passed on 3 August 2009, resolved to create up to a maximum nominal amount of $1,000,000, a 0% Fixed Rate Unsecured Loan Note, to be constituted in the manner set out below.

(B)	The First Guarantor and the Second Guarantor have agreed to guarantee the repayment by the Issuer of the Loan Note on the terms and conditions set out below.
Agreed terms
1	Interpretation
1.1	The definitions and rules of interpretation in this clause 1 apply in this instrument.
Articles: the articles of association from time to time of the Issuer.
Business Day: a day (other than a Saturday, Sunday or public holiday) on which commercial banks are open for general business in the City of London.
Certificates: the certificates in respect of Loan Note.
Conditions: the conditions referred to in clause 2 and set out in Schedule 3.
Directors: the board of directors of the Issuer from time to time, or a duly authorised committee of the board.
Loan Note: the guaranteed interest free loan note of the Issuer constituted by this instrument.
Noteholders: the several persons from time to time entered in the Register as the holders of the Loan Note, and any references to a holder’s Loan Note means the Loan Note in respect of which he is so registered.
Redemption Notice: a notice substantially in the form set out in Schedule 2.
Register: the register of the Loan Note (provisions relating to which are set out in Schedule 4).

Special Resolution: a resolution passed at a meeting of the Noteholders (duly convened and held in accordance with the provisions of Schedule 5) by a majority consisting of not less than three-fourths of the persons voting upon a show of hands and, if a poll is demanded, by a majority consisting of not less than three-fourths of the votes given on the poll.
Subsidiary: a “subsidiary”, as defined in section 736 of the Companies Act 1985, of the Issuer and any other company which is a subsidiary (as so defined) of a company which is itself a subsidiary of the Issuer. Unless the context otherwise requires, the definition of Subsidiary will apply to any company as it is at the time the definition is applied.
1.2	Any phrase introduced by the terms including, include or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
1.3
References to any statute or statutory provision shall include references to such statute or statutory provision as in force at the date of this instrument and as subsequently re-enacted or consolidated and shall include references to any statute or statutory provision of which it is a re-enactment or consolidation.

1.4	A person includes a corporate or unincorporated body.
1.5	References to the singular shall include the plural, and vice versa.
1.6	References to clauses and schedules are (unless expressly stated otherwise) to clauses of, and schedules to, this instrument.
1.7	Clause and schedule headings do not affect the interpretation of this instrument.
1.8	References to any Loan Notes as outstanding mean that they are in issue, unredeemed and uncancelled.
2	Constitution of the Loan Note
2.1
The principal amount of the Loan Note constituted by this instrument is limited to $1,000,000. The Loan Note may be issued in denominations of any amount and shall be transferable in whole or (in amounts and integral multiples of $250,000) in part, as provided in Schedule 4.

2.2
This instrument shall operate for the benefit of the Noteholder, who may sue for the performance or observance of its provisions in his own right so far as his holding of the Loan Note is concerned, and for all persons claiming through or under him. The Issuer shall comply with the terms of the Loan Note and the Conditions and the Loan Note shall be held subject to the Conditions. The Conditions and schedules shall be deemed to be incorporated in this instrument and shall be binding on the Issuer, the first Guarantor, the Second Guarantor, and the Noteholder and all persons claiming through or under him.

2.3
Until such time as the Loan Note is redeemed or repurchased in accordance with the provisions of this instrument and save as set out in clause 3.5, no interest shall accrue on the principal amount of the Loan Note.

2.4
Further loan notes may be issued whenever, to whomever, and on whatever terms and conditions the Directors please. When issued and while they are outstanding, the loan notes shall rank pari passu equally and rateably without discrimination or preference and as a guaranteed, but otherwise unsecured obligation of the Issuer.

2.5	No application shall be made to any stock exchange (whether in Great Britain or elsewhere) for permission to deal in, or for an official or other listing or quotation in respect of, the Loan Note.
3	Redemption of the Loan Note
3.1
The Loan Note not previously repaid or repurchased by the Issuer shall be repaid in four equal instalments of $250,000 at par on each anniversary of the date of this instrument up until and including the fourth anniversary.

3.2
Notwithstanding any other provisions of this instrument, the Noteholder shall be entitled to demand immediate redemption in full of the Loan Note at par in any of the following events (and so that a reference in this clause 3.2 to the Issuer shall be deemed to include a reference to the Issuer and / or the First Guarantor and / or the Second Guarantor:

3.2.1	the Issuer fails to pay when due any principal payable on repayment of the Loan Note; or
3.2.2
the Issuer is in default for more than 21 days (after notification to the Issuer of any such default has been received from the Noteholder) in the performance or observance of or compliance with any of its other undertakings contained in this instrument; or

3.2.3
an order is made or an effective resolution is passed for the winding-up of the Issuer (other than a solvent winding-up for the purposes of amalgamation or reconstruction), or the Issuer stops or threatens to stop payment of its debts, or the Issuer ceases or threatens to cease to carry on its business; or

3.2.4
an administrator of the Issuer is appointed or documents are filed with the Court for the appointment of an administrator or notice is given of an intention to appoint an administrator by the Issuer or its Directors or by a qualifying floating charge holder (as defined in paragraph 14 of Schedule B1 of the Insolvency Act 1986); or

3.2.5	a receiver or similar official is appointed in respect of the whole or a substantial part of the undertaking and assets of the Issuer; or
3.2.6
any distress or execution (or other similar process) is levied upon or enforced against all or a substantial part of the assets or property of the Issuer and is not fully paid out or discharged within 21 days; or

3.2.7	any process or event with an effect analogous to any of those referred to in clause 3.2.3 to clause 3.2.6 (inclusive) happens to the Issuer in a jurisdiction outside England and Wales; or
3.2.8	it is or will become unlawful for the Issuer to perform or comply with any of its obligations under this instrument, or any such obligation is not or ceases to be legal, valid and binding,
3.3	provided that a written demand specifying the event is received by the Issuer while the event is continuing.
3.4	The Loan Note repaid or purchased pursuant to any of the provisions of this instrument shall be automatically and immediately cancelled and shall not be reissued.

3.5
If the Issuer fails to pay when due any principal payable on repayment of the Loan Note, then, without prejudice to any other right of the Noteholder, the Issuer shall pay interest on the full amount of the Loan Note then outstanding at the rate of 2% above LIBOR. Such interest shall accrue on a daily basis from the due date until the date of actual payment of the Loan Note, whether before or after judgment and shall be compounded quarterly.

4	Undertaking
4.1
From and after the date of this instrument and so long as any amount is payable by the Issuer in respect of the Loan Note, each of the Issuer, the First Guarantor and the Second Guarantor undertakes to duly perform and observe the obligations on its part contained in this instrument to the intent that the provisions of this instrument shall enure for the benefit of the Noteholder.

5	Certificates
5.1
A Certificate shall be issued under the seal of the Issuer (or executed by the Issuer in any other manner authorised by the Companies Act 1985) and shall be in the form or substantially the form set out in Schedule 1. The Certificate shall refer to this instrument and bear a denoting number and have the Conditions endorsed on it or attached to it, together with a form of the Redemption Notice.

6	Powers of the Issuer
6.1	Without prejudice to all other powers, however arising, of the Issuer, nothing in this instrument shall prevent the Issuer from:
6.1.1
exercising its borrowing powers in any way, including by incurring any indebtedness ranking pari passu with the Loan Note, or by creating and issuing further unsecured loan notes either so as to be identical in all respects and form a single series with the Loan Notes or upon such terms as to interest, redemption and otherwise as the Directors shall think fit; or

6.1.2	disposing of, granting security over or dealing in any other way with any of its business and assets in whole or in part, or changing the nature of its business in any way; or
6.1.3
procuring or permitting any Subsidiary to exercise its borrowing powers in any way, or to dispose of, grant security over or deal in any other way with any of its business or assets in whole or in part, or to change the nature of its business in any way.

7	This instrument
7.1
The Issuer may from time to time (by deed expressed to be supplemental to this instrument) amend any provisions of this instrument (including the Conditions) if the amendment is previously sanctioned by a Special Resolution.

7.2
The Issuer shall at all times allow any holder of the outstanding Loan Note to inspect a copy of this instrument during normal business hours on reasonable notice and (provided reasonable expenses of the Issuer in doing so are paid) shall on request supply the Noteholder as soon as reasonably practicable with a copy of this instrument.

8	Set-off
The Noteholder shall be recognised by the Issuer as entitled to his Loan Note free from any equity, defence, set-off or cross-claim on the part of the Issuer against the original, or any intermediate holder of, his Loan Note.
9	Meetings
Any meeting of Noteholder shall (subject to the provisions contained in Schedule 5) be convened, conducted and held in all respects as nearly as possible in the same way as is provided in the Articles for general meetings of the Issuer.
10	Guarantee
10.1	Any liability incurred by the First Guarantor and Second Guarantor (together “the Guarantors”) under this clause 10 shall be joint and several.
10.2
The Guarantors unconditionally and irrevocably guarantee to the Noteholder for the time being that if, for any reason whatsoever, the principal amount of his outstanding Loan Note (or any part of it) is not paid in full by the Issuer on the due date it shall (subject to the limitations set out in this guarantee) on demand in writing by the Noteholder pay to him such sum as shall be equal to the amount in respect of which such default has been made and all interest payable in accordance with clause 3.5, provided that the maximum aggregate liability of the Guarantors under this guarantee in respect of the principal amount of the Loan Note (and excluding, for the avoidance of doubt, interest payable in accordance with clause 3.5 which may be claimed in addition to such amount) shall not exceed an amount equal to $1,000,000.

10.3	Upon payment in full by the Guarantors of the principal amount of the Loan Note, the Loan Note shall be deemed to have been transferred to the Guarantors.
10.4
In accordance with clause 10.1, the Guarantors shall be liable as if they were a principal debtor for all moneys payable pursuant to this instrument (notwithstanding that as between the Issuer and the Guarantors, the Guarantors are a surety only) and shall not be exonerated or discharged from liability under this guarantee:

10.4.1	by time or indulgence being given to, or any arrangement or alteration of terms being made with, the Issuer; or
10.4.2	by the liquidation, whether voluntary or compulsory, of the Issuer or by the appointment of an administrative receiver or an administrator in relation to the Issuer or its assets; or
10.4.3	by any act, omission, matter or thing whatsoever whereby the Guarantors as surety only would or might have been so exonerated or discharged; or
10.4.4	by any exercise by the Noteholder of any of the powers conferred upon them by, and in accordance with the provisions of, Schedule 5 and to be exercised by Special Resolution.
10.5
Each of the covenants and guarantees contained in this clause 10 shall be a continuing covenant and guarantee binding on the Guarantors and shall remain in operation until the principal amount of the outstanding Loan Note and all interest payable in accordance with 3.5 has been fully paid or satisfied or, if earlier, until the Guarantors have no liability under this instrument in respect of the Loan Note.

10.6
This clause 10 shall be deemed to contain as a separate and independent stipulation a provision to the effect that any sums of money which may not be recoverable from the Guarantors by virtue of a guarantee (whether by reason of any legal limitation, disability, incapacity or any other fact or circumstance and whether known to the Noteholders or not) shall nevertheless be recoverable from the Guarantors as principal debtors.

10.7
Each Noteholder shall be entitled to determine from time to time when to enforce this guarantee as regards his outstanding Loan Note and may from time to time make any arrangements or compromise with the Guarantors in relation to the guarantee given by this clause 10 which such Noteholder may think expedient and/or in his own interest.

10.8
Any payment to be made by the Guarantors under this instrument shall be made without regard to any lien, right of set-off, counterclaim or other analogous right to which the Guarantors may be, or claim to be, entitled as against any Noteholder.

10.9
Payment by the Guarantors to any Noteholder made in accordance with this clause 10 shall be deemed a valid payment for all purposes of this clause 10 and shall discharge the Guarantors from their liability under this clause 10 to the extent of the payment, and the Guarantors shall not be concerned to see to the application of any such payment.

10.10	In relation to any demand made by a Noteholder for payment by the Guarantors pursuant to this clause 10:
10.10.1	such demand shall be in writing, shall be accompanied by the relevant Certificates and shall state:
10.10.1.1	the full name and registered address of such Noteholder and the amount of principal which is claimed;
10.10.1.2	that the Loan Note in respect of which such demand is made has not been cancelled, redeemed or repurchased by the Issuer;
10.10.1.3
that the sum demanded is due and payable by the Issuer, that all conditions and demands prerequisite to the obligations of the Issuer in relation to the Loan Note have been fulfilled and made, that any grace period relating to those obligations has elapsed and that the Issuer has failed to pay the sum demanded;

10.10.1.4	the date on which payment of the principal in respect of which the demand is made should have been made to the Noteholder by the Issuer; and
10.10.1.5	the bank account details of a bank in the United Kingdom to which payment by the Guarantors is to be credited.
11	Substitution and replacement
11.1
The Issuer may, without the consent of the Noteholder, but with the consent of the Guarantors, substitute in place of the Issuer (or of any previous substitute under this clause 11) as the principal debtor or debtors under:

11.1.1	this instrument or any instrument expressed to be supplemental to this instrument; and
11.1.2	the Loan Note,

the Second Guarantor (Substituted Company) by means of an instrument (Substitute Instrument) executed by the Issuer and the Guarantors in such form as they shall agree, a copy of which shall be made available for inspection by Noteholder.

11.2
Compliance with the provisions of this clause 11 shall operate to release the Issuer from all or any of its obligations under this instrument or any previous Substitute Instrument and the Loan Note, but without prejudice to any claims which have arisen prior to the date on which the substitution takes effect. Not later than fourteen days after the execution of any Substitute Instrument the Issuer shall give notice of the substitution to the Noteholders. The non-receipt of notice by or the accidental omission to give notice to any Noteholder shall not invalidate any substitution pursuant to this clause 11.

11.3
Upon the execution of the Substitute Instrument and compliance with the other provisions of this clause 11, the Substituted Company shall be deemed to be named in this instrument, on the Loan Note and in the Conditions as the principal debtor in the place of the Issuer as provided in the Substitute Instrument. The existing Certificates held by the Noteholders (including the Conditions endorsed on them) shall not be cancelled but shall remain valid in relation to the Substituted Company.

11.4
The guarantee given by the First Guarantor pursuant to clause 10 (Guarantee) shall remain in full force and effect notwithstanding, and shall not be prejudiced in any way by any substitution made in accordance with this clause 10 and further shall, in accordance with clause 11, continue in force as a guarantee of the obligations of any Substituted Company to pay principal and interest on the Loan Note on the terms set out in this instrument and in the Conditions, subject always to the conditions of the Guarantee, in all cases in accordance with this clause 11.

11.5
The Guarantee (or, as the case may be, any Substitute Guarantee) may be replaced at the discretion of the Issuer with a further guarantee (Substitute Guarantee) provided that such replacement Substitute Guarantee shall be from a substitute guarantor which is approved by the Noteholders and on terms which are substantially no less favourable to the Noteholders than the terms of the Guarantee or Substitute Guarantee which it replaces. Any replacement guarantee shall be constituted by a supplemental deed in a form approved by the Issuer and the Noteholders.

11.6
In the event that a Substitute Guarantee is to be issued, the obligations of the existing guarantor to the Noteholders, whether pursuant to the Guarantee or a Substitute Guarantee, shall terminate absolutely and unconditionally with effect from the date on which the replacement Substitute Guarantee shall come into full force and effect save for any obligation or liability guaranteed which shall have arisen by reason of any failure on or prior to that date by the Issuer to pay on the due date for payment any principal amount of the Loan Notes (including without limitation interest payable in accordance with clause 3.5). Following such Substitute Guarantee coming into force references in this instrument to the Guarantor shall, save in respect of any such obligation or liability as stated above, be read as reference to the guarantor which has given the Substitute Guarantee.

12	Third party rights
Save as expressly set out in this instrument and other than in respect of the Noteholder, nothing in this instrument is intended to confer on any person any right to enforce any term of this instrument which that person would not have but for the Contracts (Rights of Third Parties) Act 1999.

13	Governing law and jurisdiction
13.1
This instrument and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

13.2
The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this instrument or its subject matter or formation (including non-contractual disputes or claims).

Schedule 1 Certificate

Certificate Number	Date of Issue	Amount

$1,000,000
Puricore International Limited
$1,000,000 INTEREST FREE GUARANTEED LOAN NOTE
Created and issued pursuant to the memorandum and articles of association of the Issuer and to a resolution of the board of directors passed on August 2009.
THIS IS TO CERTIFY THAT [LOAN NOTE HOLDER(S)] is the registered holder of the amount set out above of the $1,000,000 Guaranteed Loan Note constituted by an instrument entered into by the Issuer on August 2009 (Loan Note Instrument). The Loan Note is guaranteed by Puricore plc and Labcaire Systems Limited (in accordance with the terms of the Loan Note Instrument) and issued with the benefit of and subject to the provisions contained in the Loan Note Instrument and the conditions endorsed on this certificate.
1.	The Loan Note is repayable in accordance with paragraph 1 of Schedule 3.
2.	This certificate must be surrendered before any transfer, whether of the whole or any part of the Loan Note comprised in it, can be registered or any new certificate issued in exchange.
3.	Any change of address of the Noteholder must be notified in writing signed by the Noteholder to the Issuer at its registered office from time to time.
4.	The notes are transferable in amounts and in integral multiples of $250,000 in accordance with the terms of the conditions and the Loan Note Instrument.
5.	Words and expressions defined in the Loan Note Instrument shall bear the same meaning in this certificate and in the Conditions endorsed on this certificate.
6.	The Loan Note is subject to and to be construed in accordance with the laws of England and Wales.
DATED: August 2009
Executed as a deed by Puricore
International Limited acting by
[DIRECTORS]:

Director

Director/Secretary

Schedule 2 Redemption Notice
The directors of Puricore International Limited
2 Bloomsbury Street,
London,
WC1B 3ST
NOTICE OF EXERCISE OF REDEMPTION RIGHTS
1.
I/We, the registered holder(s) of the Loan Note represented by this Certificate, give notice of my/our desire to exercise my/our right to require repayment by the Issuer of the whole/$[AMOUNT] of the principal amount of such Loan Note in accordance with the Conditions, together with accrued interest (less any applicable taxes), on [DATE].

2.
I/We authorise the despatch of a cheque payable in my/our favour in respect of the principal moneys and interest due to me/us and (in the case of a redemption of part of the principal moneys represented by this Certificate) either this Certificate duly endorsed with a memorandum of the amount and date of the redemption or a fresh Certificate in my/our name(s) for the balance of the principal moneys not repayable on this occasion to:

(Name)

(Address)

Signature(s) of Noteholders

DATED: [DATE]

Schedule 3 Conditions
1	Redemption
1.1
The Loan Notes will be repaid at par (less any applicable taxes) in four equal instalments of $250,000 on each of the first four anniversaries of the date of the Loan Note Instrument unless previously purchased or redeemed as provided below.

1.2	The Issuer may at any time purchase the Loan Note by private treaty, by tender (available to all Noteholders alike) or by any other means at any price.
1.3
All Loan Notes redeemed or purchased by the Issuer in accordance with the Conditions shall be cancelled and the Issuer shall not be at liberty to keep them subsisting for the purposes of re-issue or to re-issue them or (subject always to clause 6) to issue any other Loan Notes in their place.

1.4
In the case of redemption of part only of the Loan Notes of a Noteholder, the relevant Certificate shall be either endorsed with a memorandum of the nominal amount of the Loan Note so redeemed and the date of such redemption, or cancelled and (without charge) replaced by a fresh Certificate for the balance of the principal moneys not then repayable.

1.5
The Issuer shall not be obliged to make any payment to any Noteholder by way of redemption of the Loan Note of a Noteholder except insofar as it receives his Certificate (or, if lost, an indemnity in a form reasonably acceptable to the Issuer) together with the Redemption Notice duly completed. If any Noteholder shall fail or refuse to deliver up the Certificate for his Loan Note to the Issuer at its registered office at the time for their redemption or shall fail or refuse to accept payment of the redemption moneys or any accrued interest payable in respect of them the moneys payable to such Noteholder shall be set aside by the Issuer and paid into a separate bank deposit account. Such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Noteholder and the Issuer shall by doing so be discharged from all obligations in connection with such Loan Notes. If the Issuer shall place those moneys on deposit at a bank the Issuer shall not be responsible for the safe custody of such moneys or for interest on them except such interest (if any) as the moneys may earn whilst on deposit (less any reasonable expenses properly incurred by the Issuer in connection with them).

2	Foreign currency
2.1	All amounts payable to the Noteholder in respect of the Loan Note (including without limitation any interest due in accordance with clause 3.5 of this instrument) shall be payable in US$.
3	Payments
3.1
Payment of principal amount owing on the Loan Note may be made by cheque or warrant made payable and sent through the post to the Noteholder at his registered address or, in the case of joint Noteholders, to the joint Noteholder who is first named on the Register in respect of the Loan Note at his registered address, or made payable to such person and sent to such address as the holder or all the joint holders may by notice in writing to the Issuer direct. Every such cheque or warrant may be sent through the post at the risk of the Noteholder or joint Noteholders and due payment of such cheque or warrant by the banker upon whom it is drawn shall be satisfaction of the principal and interest represented by it.

3.2	Whenever any payment due on any Loan Notes shall become due on a day which is not a business day, payment shall be made on the next succeeding business day.

4	Miscellaneous
4.1	The calculation by the Issuer of any amount due on any Loan Note shall (except in the case of manifest error) be binding on all Noteholders and all persons claiming through or under them.
4.2
So long as the Loan Notes remain in issue the Issuer shall send to each Noteholder a copy of every notice, circular, accounts or other document required by law to be sent by the Issuer generally to the holders of its ordinary share capital at the same time as they are sent to such shareholders.

4.3
Any amounts unclaimed, set aside or retained in accordance with these Conditions in respect of any Loan Note may (without constituting the Issuer a trustee in relation to them) be deposited or invested by the Issuer as the Directors see fit until they are validly claimed (the claimant having provided the Issuer with such evidence of his entitlement as the Directors may require) and, if not so claimed within 12 years of first falling due for payment by the Issuer, shall then belong to the Issuer to the exclusion of all further claims by, under or through any Noteholder.

Schedule 4 The Register
1	Register
1.1
The Issuer shall keep the Register at its registered office or (subject to the provisions of section 190 Companies Act 1985) at the offices of the Registrar of the Issuer in one or more books and enter in the Register:

1.1.1	the issue and all transfers and changes of ownership of the Loan Notes, including the names and addresses of the Noteholders;
1.1.2	the amount of the Loan Notes held by every Noteholder and the principal moneys paid up on them;
1.1.3	the first date or dates of issue of the Loan Notes and the date on which the name of every Noteholder is entered in respect of the Loan Notes standing in his name; and
1.1.4	the serial number of each Certificate issued and the date of its issue.
1.2
Any change of name or address on the part of any (Noteholder) shall immediately be notified to the Issuer and on receipt the Register shall be altered accordingly. The Noteholders or any of them and any person authorised in writing by any of them shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of it or of extracts from it. The Register may nevertheless be closed by the Issuer for such periods and at such times as the Issuer may think fit, provided that it is not closed for more than 30 days in any one year.

1.3
The Issuer shall recognise the registered holder of any Loan Notes as the absolute owner of them and shall not be bound to take notice or see to the execution of any trust (whether express, implied or constructive) to which any Loan Note may be subject. The receipt of the registered holder for the time being of any Loan Notes or (in the case of joint registered holders) the receipt of any of them for the interest from time to time accruing due in respect of the Loan Notes or for any other moneys payable in respect of them shall be a good discharge to the Issuer notwithstanding any notice it may have (whether express or otherwise) of the right, title, interest or claim of any other person to or in such Loan Notes, interest or moneys. No notice of any trust (express, implied or constructive) shall be entered on the Register in respect of any Loan Notes.

2	Transfer and transmissions
2.1	The Loan Note is transferable in whole or (in amounts and integral multiples of £250,000) in part by instrument in writing in the usual common form or such other form as the Directors may approve.
2.2
Every instrument of transfer must be signed by the transferor or (where the transferor is a corporation) given under its common seal or executed in any other manner authorised by the Companies Act 1985 or Companies Act 2006. The transferor shall be deemed to remain the owner of the Loan Note to be transferred until the name of the transferee is entered in the Register in respect of them.

2.3
Every instrument of transfer must be lodged for registration at the place where the Register shall for the time being be kept, and must be accompanied by the Certificate for the Loan Note to be transferred and such other evidence, if any, as the Issuer may require to prove the title of the transferor or his right to transfer the Loan Note (and, if the instrument is executed by some other person on his behalf, the authority of that person to do so). Where the Loan Note on the Certificate is transferred, the Certificate shall be cancelled and a single new Certificate for the balance of the Loan Note issued in lieu without charge. Except as provided in this instrument, every instrument of transfer completed and lodged in accordance with this instrument shall be entered in the Register and the name of the transferee shall be entered in the Register as the new holder of the Loan Note transferred to him.

2.4	All instruments of transfer which are registered shall be retained by the Issuer.
2.5	No transfer of the Loan Note shall be registered when the Register is closed. In addition, the Directors may in their absolute discretion refuse to register the transfer of the Loan Note if:
2.5.1	it is not in favour of four or fewer transferees; or
2.5.2	it is in favour of a minor, bankrupt or person of mental ill-health; or
2.5.3	in the opinion of the Directors, registration of the transfer would contravene the law in any jurisdiction.
2.6	If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged send the transferee(s) notice of the refusal.
2.7
The executors or administrators of a deceased Noteholder (not being one of several joint holders) and, in the case of the death of one or more of several joint holders, the survivor or survivors of them, shall be the only persons recognised by the Issuer as having any title to the Loan Note.

2.8
Any person becoming entitled to the Loan Note in consequence of the death or bankruptcy of the holder of the Loan Note may, upon producing such evidence of his capacity or of his title as the Issuer shall think sufficient, be registered himself as the holder of the Loan Note or (subject to the preceding paragraphs as to transfer) may transfer the Loan Note.

2.9
No fee shall be charged by the Issuer in respect of the registration of any instrument of transfer or other document relating to or affecting the title to the Loan Note or otherwise for making any entry in the Register affecting title to any Loan Note.

3	Notices
3.1	A notice or other communication given to a party under this instrument:
3.1.1	shall be in writing in the English language (or be accompanied by a properly prepared translation into English);
3.1.2
shall be sent for the attention of the person (being, in the case of the Noteholder, Michael McManus Jr and Richard Zaremba), and to the address specified in this clause 3 (or such other address or person as the party may notify to the others, in accordance with the provisions of this clause 3); and

3.1.3	shall be:
3.1.3.1	delivered personally; or
3.1.3.2	delivered by commercial courier; or
3.1.3.3	sent by recorded delivery requiring signature on delivery; or
3.1.3.4	sent by airmail requiring signature on delivery.

3.1.4
The addresses for service of notice are the addresses of the Parties as set out at the beginning of this instrument, and in the case of the Noteholder the address as set out in the Certificate, or such other address as one party shall give to the other following Completion.

3.2	Any notice or other communication shall be deemed to have been duly received:
3.2.1	if delivered personally, at the time of delivery; or
3.2.2	if delivered by commercial courier, at the time of signature of the courier’s delivery receipt; or
3.2.3	if sent by recorded delivery requiring signature on delivery, at the time of signature of the delivery receipt; or
3.2.4	if sent by airmail requiring signature on delivery, at the time of signature of the delivery receipt.
3.3	For the purposes of this clause 3:
3.3.1	all times are to be read as local time in the place of deemed receipt; and
(a)
if deemed receipt under this clause 3 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on any Business Day), the notice or other communication is deemed to have been received when business next starts in the place of receipt.

3.4
A person entitled to the Loan Note in consequence of the death or bankruptcy or liquidation of a Noteholder or otherwise by operation of law shall be entitled, upon producing to the Issuer such evidence as the Issuer may reasonably require to show his title to the Loan Note, and upon giving the Issuer an address within the United Kingdom for the service of notices, to have served upon or delivered to him at such address any notice or document to which the Noteholder would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Loan Note. Otherwise, any notice or document delivered or sent by post to or left at the address of any Noteholder in pursuance of these provisions shall, notwithstanding that such Noteholder be then dead or bankrupt or in liquidation, and whether or not the Issuer shall have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of the Loan Note registered in the name of such Noteholder as sole or first-named joint holder.

4	Replacement of Certificates
4.1
Should the Certificate be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the registered office of the Issuer upon payment by the claimant of the expenses of the Issuer in connection with replacing it and on such terms as to evidence, indemnity, security or otherwise as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements shall be issued.

Schedule 5 Meetings of Noteholders
1
The Issuer may at any time convene a meeting of the Noteholders and in addition shall do so upon the request in writing (specifying the business of the meeting in reasonable detail) signed by the registered holders of not less than one-tenth in nominal value of the outstanding Loan Note.

2
At least 14 days’ notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given) of every meeting shall be given to the Noteholders. The notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted but it shall not be necessary to specify in the notice the terms of any resolution to be proposed. The accidental omission to give notice to, or the non-receipt of notice by, any of the Noteholders shall not invalidate the proceedings at any such meeting.

3
A Director or a Noteholder nominated by the Issuer for such purpose shall be entitled to take the chair at every such meeting and if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number present to be chairman. The Directors and the secretary and solicitors of the Issuer and any other person authorised on their behalf by the Directors may attend and speak at any such meeting.

4
At any such meeting convened for any purpose other than the passing of a Special Resolution persons holding or representing by proxy one-tenth in nominal value of the Loan Notes for the time being outstanding shall form a quorum for the transaction of business. At any meeting convened for the purpose of passing a Special Resolution persons holding or representing by proxy a clear majority in nominal value of the outstanding Loan Note shall form a quorum. No business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

5
If within 15 minutes from the time appointed for any meeting of the Noteholders a quorum is not present the meeting shall, if convened upon the requisition of the Noteholders, be dissolved. In any other case it shall stand adjourned to such day and time (being not less than seven days later) and to such place as may be appointed by the chairman and at such adjourned meeting the Noteholder or Noteholders present in person or by proxy and entitled to vote (regardless of the nominal value of the outstanding Loan Note held by them) shall form a quorum and shall have power to pass a Special Resolution or other resolution and to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

6
Notice of any adjourned meeting at which a Special Resolution is to be submitted shall be given in the manner provided in this instrument and such notice shall state that the Noteholder present in person or by proxy at the adjourned meeting will form a quorum.

7
The chairman may with the consent of any meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8
At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by the chairman or by one or more Noteholders present in person or by proxy and holding or representing at least one-twentieth in nominal value of the outstanding Loan Note. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9
If a poll is duly demanded it shall be taken in such manner as the chairman may reasonably direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

10
In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder.

11
A poll demanded on an election of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken at such time and place as the chairman reasonably directs.

12
The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded. The demand for a poll may be withdrawn.

13
On a show of hands every Noteholder who (being an individual) is present in person or (being a corporation) is present by its duly authorised representative or by one of its officers as its proxy shall have one vote. On a poll every Noteholder who is present in person or by proxy shall have one vote for every $1 nominal value of outstanding Loan Notes of which he is the holder.

14	On a poll votes may be given either personally or by proxy and a Noteholder entitled to more than one vote need not (if he votes) use all his votes or cast all the votes he uses in the same way.
15
In the case of joint registered holders of the Loan Note the vote of the senior who tenders a vote (whether in person or by proxy and whether on a show of hands or on a poll) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

16
The instrument appointing a proxy shall be in the usual common form or such other form as the Issuer may approve and shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or (if the appointor is a corporation) either under its common seal or under the hand of an officer or attorney duly authorised. Such instrument shall be deemed to confer authority to demand or join in demanding a poll and (unless it states otherwise) to vote as the proxy sees fit on any resolution, amendment or other business properly put to the meeting or meetings for which the instrument is given.

17	A person appointed to act as a proxy need not be a Noteholder.
18
The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the registered office of the Issuer or such other place as the Issuer shall reasonably direct not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

19
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, insanity or revocation shall have been received by the Issuer before the commencement of the meeting or adjourned meeting or the taking of the poll at which the proxy is used.

20
No modification, variation or abrogation of the terms, conditions and provisions contained in this instrument or the rights of the Noteholders shall be made by the Issuer unless a meeting of the Noteholders shall have assented to any such modification, variation or abrogation by Special Resolution. The Noteholders shall in addition to all other powers have the following powers exercisable by Special Resolution:

20.1
Power to sanction any proposals for any modification, variation, abrogation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer, whether such rights shall arise under this instrument or otherwise;

20.2
Power to sanction any scheme or proposal for the exchange or sale of the Loan Note for, or the conversion of the Loan Note into or the cancellation of the Loan Note in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or other securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of any such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities and partly for or into or in consideration of cash;

20.3	Power to assent to any modification of the provisions contained in this instrument, including the Conditions, which shall be proposed by the Issuer; and
20.4
Power to modify the date fixed for final redemption of the Loan Note, to reduce or cancel the principal payable on the Loan Note, or to reduce the amount payable or modify the method of calculating the amount payable, or modify the date or dates for payment in respect of, any interest on the Loan Note.

21
Provided always that no modification to this instrument and no modification, abrogation or compromise of the rights of the Noteholders or scheme or proposal which would have the effect of increasing the liability of the Issuer and the the Guarantor (or either one of them) in respect of the Loan Note, or which would be prejudicial to the rights of the the Guarantors against, or to the security interests granted to the Guarantors by, the Issuer, shall be made without the written consent of the Guarantors having first been given.

22
A Special Resolution shall be binding upon all the Noteholders (whether or not present at such meeting) and each of the Noteholders shall be bound to give effect to it accordingly, and the passing of any such resolution shall be conclusive evidence that the circumstances justify passing it (the intention being that it shall rest with the meeting to determine without appeal whether or not the circumstances justify passing it).

23
Subject always to compliance with the proviso to paragraph 22 above, to the extent applicable, a resolution in writing signed by the holders of 95% in nominal amount of the outstanding Loan Notes who are for the time being entitled to receive notice of meetings shall for all purposes be as valid and effectual as a Special Resolution. Such resolution in writing may be contained in one document or in several documents in like form each signed by one or more Noteholders.

24
Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such minutes, if purporting to be signed by the chairman of the meeting, shall be conclusive evidence of the matters stated in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed shall be deemed to have been duly held and convened, and all resolutions passed at the meeting to have been duly passed.

Executed as a deed by Puricore
International Limited acting by
[DIRECTORS]:

/s/ Greg Bosch Director
/s/ Darren Weis Director/Secretary
Executed as a deed by Labcaire Systems
Limited acting by [DIRECTORS]:

/s/ Michael A. McManus
Director
/s/ Neil Blewitt Director/Secretary
Executed as a deed by Puricore Plc
acting by [DIRECTORS]:

/s/ Greg Bosch
Director
/s/ Darren Weis Director/Secretary